Exhibit 99.1

Genius Brands Announces 585% Year-Over-Year

Increase in Revenue for the Third Quarter of 2021

Transformational Acquisition of WOW! Unlimited Media On Track; WOW!’s Last-Twelve-Months Revenues (as of June 30, 2021) were $56 Million

Reports $130.2 Million of Cash, Cash Equivalents, and Marketable Securities

CEO Andy Heyward Provides Letter to Shareholders with Business Update Detailing Upcoming Milestones

Beverly Hills, CA; November 15, 2021 – Genius Brands International, Inc. (“Genius Brands” or the “Company”) (NASDAQ: GNUS), a global brand management company that creates, produces, broadcasts, and licenses entertainment content for children, filed its Form 10-Q for the period ending September 30, 2021, and provided a business update in the form of a letter to shareholders from the Company’s Chairman & CEO, which is available on the blog section of the Company’s website.

Q3 2021 highlights:

•	585% increase in revenue to $1.9 million for Q3’21 versus $0.3 million for the same period last year.
•	Acquisition of WOW! Unlimited Media progressing as planned; WOW!’s last-twelve-months (LTM) revenues (as of June 30, 2021) as previously disclosed by WOW!, were over $56 million; the acquisition will grow the Company’s LTM pro-forma revenue by over 1100%*.
•	Kartoon Channel! drove a 512% sequential increase in Application Installs from Q2‘21 to Q3‘21;
•	Kartoon Channel! also saw a 229% increase in Unique Users from Q3’20 to Q3‘21, and a 294% increase in total Ad Impressions from Q3’20 to Q3’21
•	Kartoon Channel’s growing viewership continues to be #1 user ranked kids streaming service in both the Apple and Android app stores, ahead of Disney+ Netflix, YouTube Kids, Cartoon Network, and Nickelodeon.
•	Continuing growth on Samsung and LG Smart TVs, as well as Roku, and new distribution on PLUTO.
•	Leading program content acquisitions including Peppa Pig, My Little Pony, and PJ Masks, power growth.
•	Launch of Spanish language program service, “KC! EN ESPANOL” meets strong reception and breaks into Kartoon Channel!’s top ten.
•	RAINBOW RANGERS sold into leading broadcast platforms worldwide, including Netflix, HBO Max, Paramount+, NICK Jr., in addition to Kartoon Channel.
•	New Rainbow Ranger master toy license, to release toys in Q3’22.
•	STAN LEE’S SUPERHERO KINDERGARTEN starring Arnold Schwarzenegger grows to over 75 million views to date, continuing strong performance.
•	SHAQ’S GARAGE in production and on track to air in Q2’22.
•	CHIZCOMM/BEACON, media and marketing subsidiary, signs four new clients; positioned for strong post-pandemic growth, as industry migrates from linear television to multi-channel digital platforms.
•	STAN LEE CENTENNIAL BRAND positioned for December 2022 launch at retail.

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A link to the CEO letter is available online at: https://www.gnusbrands.com/q3ceoletter

*Based on reported LTM for Genius Brands as of September 30, 2021, and Wow! Unlimited Media as of June 30, 2021.

About Genius Brands International

Genius Brands International, Inc. (Nasdaq: GNUS) is a leading global kids media company developing, producing, marketing and licensing branded children’s entertainment properties and consumer products for media and retail distribution. The Company’s ‘content with a purpose’ portfolio includes Stan Lee’s Superhero Kindergarten, starring Arnold Schwarzenegger, on Kartoon Channel!; KC Pop Quiz, starring Casey Simpson, Kartoon Channel’ s newest offering; Shaq’s Garage, starring Shaquille O’Neal, coming to Kartoon Channel! in 2022; Rainbow Rangers on Kartoon Channel! and Netflix; Llama Llama, starring Jennifer Garner, on Netflix; award-winning toddler brand Baby Genius; adventure comedy STEM series Thomas Edison's Secret Lab; and entrepreneurship series Warren Buffett's Secret Millionaires Club. Through licensing agreements with leading partners, characters from Genius Brands’ IP also appear on a wide range of consumer products for the worldwide retail marketplace. The Company’s new Kartoon Channel!, Kartoon Classroom! and ¡KC! En Español, are available in over 100 million U.S. television households via a broad range of distribution platforms, including Comcast, Cox, DISH, Pluto TV, Sling TV, Amazon Prime, Amazon Fire, Apple TV, Apple i0s, Android TV, Android Mobil, Google Play, Xumo, Roku, Tubi, KartoonChannel.com, Samsung Smart TVs and LG TVs. For additional information, please visit www.gnusbrands.com.

Forward Looking Statements: Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation, our ability to generate revenue or achieve profitability; our ability to obtain additional financing on acceptable terms, if at all; the potential issuance of a significant number of shares, which will dilute our equity holders; fluctuations in the results of our operations from period to period; general economic and financial conditions; our ability to anticipate changes in popular culture, media and movies, fashion and technology; competitive pressure from other distributors of content and within the retail market; our reliance on and relationships with third-party production and animation studios; our ability to market and advertise our products; our reliance on third-parties to promote our products; our ability to keep pace with technological advances; our ability to protect our intellectual property and those other risk factors set forth in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and in the Company's subsequent filings with the Securities and Exchange Commission (the "SEC"). Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

MEDIA CONTACT:

pr@gnusbrands.com

INVESTOR RELATIONS CONTACT:

ir@gnusbrands.com

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